Exhibit 10.3

MASTER CONTRACT

BY AND BETWEEN

Soy Energy, LLC

AND THE

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT

CONTRACT NUMBER: P0609M01093

TABLE OF CONTENTS

ARTICLE 1. MASTER CONTRACT DURATION; FUNDING AGREEMENT DURATION

ARTICLE 2. FUNDING
Article 2.1	Funding Sources
Article 2.2	Reduction, Discontinuance or Alteration of Funding

ARTICLE 3. CONTRACT STRUCTURE AND DEFINITIONS; DOCUMENTS INCORPORATED BY REFERENCE; ORDER OF PRIORITY
Article 3.1	Contract Structure and Definitions
Article 3.2	Documents Incorporated by Reference
Article 3.3	Business’s Financial Assistance Application on File
Article 3.4	Order of Priority

ARTICLE 4. AWARD
Article 4.1	Description of the Project and Award Budget
Article 4.2	Job Obligations
Article 4.3	Repayment Obligation

ARTICLE 5. CONDITIONS TO DISBURSEMENT OF FUNDS; DISBURSEMENT TERMS
Article 5.1	Documents Submitted
Article 5.2	Prior Costs
Article 5.3	Cost Variation
Article 5.4	Suspension of Disbursement
Article 5.5	Investment of Award Proceeds

ARTICLE 6. SECURITY; CROSS-COLLATERALIZATION
Article 6.1	Secured Property
Article 6.2	Value of Collateral
Article 6.3	Additional or Substitute Collateral

ARTICLE 7. REPRESENTATIONS AND WARRANTIES
Article 7.1	Organization and Qualifications
Article 7.2	Authority and Validity of Obligations
Article 7.3	Use of Proceeds
Article 7.4	Subsidiaries
Article 7.5	Financial Reports
Article 7.6	No Material Adverse Change
Article 7.7	Full Disclosure; Business’s Financial Assistance Application
Article 7.8	Trademarks, Franchises and Licenses
Article 7.9	Governmental Authority and Licensing
Article 7.10	Litigation and Other Controversies
Article 7.11	Good Title
Article 7.12	Taxes
Article 7.13	Other Contracts
Article 7.14	No Default
Article 7.15	Compliance with Laws
Article 7.16	Effective Date of Representations and Warranties

ARTICLE 8. COVENANTS
Article 8.1	Maintain Existence in Iowa
Article 8.2	Job Obligations
Article 8.3	Performance Obligations
Article 8.4	Maintenance of Properties
Article 8.5	Taxes and Assessments
Article 8.6	Insurance
Article 8.7	Required Reports
Article 8.8	Inspection and Audit
Article 8.9	Mergers, Consolidations and Sales
Article 8.10	Formation and Maintenance of Subsidiaries
Article 8.11	Compliance with Laws
Article 8.12	Use of Award Proceeds
Article 8.13	Changes in Business Ownership, Structure or Control
Article 8.14	Notice of Meetings
Article 8.15	Notice of Proceedings
Article 8.16	Accounting Records
Article 8.17	Restrictions
Article 8.18	No Changes in Business Operations
Article 8.19	Indemnification

ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES
Article 9.1	Events of Default
Article 9.2	Default Remedies
Article 9.3	Default Interest Rate
Article 9.4	Expenses
Article 9.5	Notice of Default and Opportunity to Cure

ARTICLE 10. MISCELLANEOUS
Article 10.1	Timely Performance
Article 10.2	State of Iowa Recognition
Article 10.3	Choice of Law and Forum
Article 10.4	Governing Law
Article 10.5	Master Contract/Funding Agreement Amendments
Article 10.6	Notices
Article 10.7	Headings
Article 10.8	Final Authority
Article 10.9	Waivers
Article 10.10	Counterparts
Article 10.11	Survival of Representations
Article 10.12	Severability of Provisions
Article 10.13	Successors and Assigns
Article 10.14	Termination
Article 10.15	Integration

MASTER CONTRACT

BUSINESS:	Soy Energy, LLC
MASTER CONTRACT NUMBER:	P0609M01093
AWARD DATE:	September 21, 2006

          This FINANCIAL ASSISTANCE CONTRACT (the “Master Contract”) is made as of the CONTRACT EFFECTIVE DATE by and between the Iowa Department of Economic Development(“IDED”), 200 East Grand Avenue, Des Moines, IA 50309 and Soy Energy, LLC an Iowa Limited Liability Company (“Business”), 4832 G Avenue, PO Box 663, Marcus, Iowa 51035-0648.

          WHEREAS, the Business submitted an application to IDED requesting financial assistance in the financing of its Project as more fully described in Exhibit C, Description of the Project and Award Budget, (the “Project”); and

          WHEREAS, the IDED found the Project to meet the requirements established to receive financial assistance; and

          WHEREAS, the IDED and/or the Iowa Department of Economic Development Board (“IDED Board”) have awarded the Business financial assistance from one or more IDED-administered programs for the Project, all of which are subject to the terms and conditions set forth herein and collectively referred to as the “Award”; and

          NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the Business and IDED agree to the following terms:

ARTICLE 1
MASTER CONTRACT DURATION; FUNDING AGREEMENTS DURATION

          This Master Contract shall be in effect until all of Business’s obligations and liabilities under this Master Contract and all of the Funding Agreements executed in connection with this Master Contract have been satisfied. The duration of each Funding Agreement will be as described in the Funding Agreement.

ARTICLE 2
FUNDING

          2.1 Funding Sources. The sources of funding for this Award are appropriations to IDED for financial assistance programs administered by the IDED and tax credit programs that IDED is authorized to administer.

          2.2 Reduction, Discontinuance or Alteration of Funding. Any termination, reduction, or delay of funds available due, in whole or in part, to (i) lack of, reduction in, or a deappropriation of revenues previously appropriated by the legislature for this Award, or (ii) any other reason beyond the IDED’s control may, in the IDED’s discretion, result in the termination, reduction or delay of funds to the Business.

ARTICLE 3
CONTRACT STRUCTURE AND DEFINITIONS;
DOCUMENTS INCORPORATED BY REFERENCE; AND ORDER OF PRIORITY

          3.1 Contract Structure and Definitions.

          (a) This Award shall be governed by this Master Agreement and the individual funding agreements (the “Funding Agreements”) for each source of program assistance for this Award. This Award has been provided to the Business to fund the Project described in Exhibit C, Description of the Project and Award Budget. The Articles of this Master Contract apply to each Funding Agreement unless a Funding Agreement specifically states otherwise.

          (b) The following terms apply to this Master Contract and each of the Funding Agreements, unless otherwise specified in a Funding Agreement:

          “Award Date” means the date first stated in this Master Contract and is the date the IDED and/or the IDED Board approved the awarding of financial assistance to the Business for the Project.

          “Business’ Employment Base” means the number of jobs as stated in Exhibit D, Job Obligations that the Business and IDED have established as the job base for this Project. The number of jobs the Business has pledged to create/retain shall be in addition to the Business’s Employment Base.

          “Created Jobs” means the number of new FTE Jobs the Business will add over and above the Buisiness’s Employment Base and, if applicable, Statewide Employment Base.

          “Forgivable Loan” means a form of an award made by the IDED to the Business under a Funding Agreement(s) for which repayment is eliminated in part or entirely if the Business satisfies the terms of this Contract and the Funding Agreement(s).

          “Full-time Equivalent (FTE) Job” means the employment of one person:

(a)	For 8 hours per day for a 5-day, 40-hour workweek for 52 weeks per year, including paid holidays, vacations and other paid leave, or

(b)

For the number of hours or days per week, including paid holidays, vacations and other paid leave, currently established by schedule, custom, or otherwise, as constituting a week of full-time work for the kind of service an individual performs for an employing unit.

          “Job Maintenance Period” means the date two (2) years from the Project Completion Date as stated in Exhibit C, Description of the Project and Award Budget. The Business shall maintain the Project, and the created/retained jobs through the Job Maintenance Period.

          “Job Obligations” means the Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs associated with the Project that pay the wages and benefits, all as outlined in Exhibit D, Job Obligations.

          “Loan” means form of an award made by the IDED to the Business under a Funding Agreement(s) for which full repayment is expected.

          “Non-qualifying jobs” are those jobs created or retained by the project that do not qualify for funding, but would not be created or retained if the Project did not proceed.

          “Project” means the description of the work and activities to be completed by the Business as outlined in Exhibit C, Description of the Project and Award Budget, and Exhibit A, Business’s Financial Assistance Application.

          “Project Completion Date” means the date three (3) years from the Award Date as stated in Exhibit C, Description of the Project and Award Budget. The Project Completion Date is the date by which all Project activities shall be satisfactorily completed.

          “Statewide Employment Base” means the number of jobs as stated in Exhibit D, Job Obligations that the Business and IDED have determined as those jobs that will be retained at other facilities in the state. The number of jobs the Business has pledged to create/retain shall be in addition to the Statewide Employment Base.

          “Qualifying jobs” are those created or retained jobs that qualify for program funding.

          “Retained Job” means an existing job that would be eliminated or moved to another state if the project did not proceed in Iowa.

          3.2 Documents Incorporated by Reference. The following documents are incorporated by reference and considered an integral part of this Master Contract:

Exhibit A -	Business’s Financial Assistance Application, Application # 07-EZ-010 and 07-VAP-009

Exhibit B -	Funding Agreements:
B2- VAAPFAP Funding Agreement
B4- EZ Funding Agreement
Exhibit C -	Description of the Project and Award Budget
Exhibit D -	Job Obligations

          3.3 Business’s Financial Assistance Application on File. Due to its size, Exhibit A will not be attached to this Master Contract, but will be kept on file at the Iowa Department of Economic Development. It shall, nevertheless, be considered an incorporated element of this Master Contract and the Funding Agreements.

          3.4 Order of Priority. In the case of any inconsistency or conflict between the specific provisions of this document and the exhibits, the following order of priority shall control:

(a) Master Contract, Articles 1-10
(b) Exhibit B - Funding Agreements
(c) Exhibit C - Description of the Project and Award Budget
(d) Exhibit D – Job Obligations
(e) Exhibit A - Business’s Financial Assistance Application

ARTICLE 4
AWARD

          4.1 Description of the Project and Award Budget. The IDED and/or the IDED Board have approved an Award to the Business from the programs and in the amounts identified in Exhibit C, Description of the Project and Award Budget. The Project Budget for this Award is as detailed in Exhibit C.

          4.2 Job Obligations. The IDED and/or the IDED Board have approved an Award to the Business and the Business’ obligations for FTE Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs are outlined in Exhibit D, Job Obligations.

          4.3 Repayment Obligation. The obligation to repay the direct financial assistance components of this Award shall be evidenced by Promissory Notes executed in connection with the Funding Agreements.

ARTICLE 5
CONDITIONS TO DISBURSEMENT OF FUNDS; DISBURSEMENT TERMS

          The obligation of IDED to make, continue or disburse funds under this Master Contract and the Funding Agreements shall be subject to the following conditions precedent:

          5.1 Documents Submitted. IDED shall have received each of the following documents, properly executed and completed, and approved by IDED as to form and substance:

(a)	Master Contract. Fully executed Master Contract.

(b)	Funding Agreements. Fully executed Funding Agreements.

(c)	Promissory Notes. The Promissory Notes required by the Funding Agreements.

(d)	Articles of Incorporation. Copies of the articles of incorporation of the Business, certified in each instance by its secretary or assistant secretary.

(e)	Certificate of Corporate Existence. A certificate of existence for the Business from the Office of the Secretary of State of Iowa.

(f)	Results of Lien and Tax Search. Financing statement, tax and judgment lien search results, in the Business’s state of incorporation/organization, against the Business and Secured Property.

(g)	Security Documents. The fully executed Security Documents required in Article 6.0.

(h)	Other Required Documents. IDED shall have received such other contracts, instruments, documents, certificates and opinions as the IDED may reasonably request.

(i)

Hazardous Waste Audit. To comply with Iowa Code section 15A.1(3)”b,” if the Business generates solid or hazardous waste, it must either: a) submit a copy of the Business’s existing in-house plan to reduce the amount of waste and safely dispose of the waste based on an in-house audit conducted within the past 3 years; or b) submit an outline of a plan to be developed in-house, or 3) submit documentation that the Business has authorized the Iowa Department of Natural Resources or Iowa Waste Reduction Center to conduct the audit.

(j)

Release Form – Confidential Tax Information. A signed Authorization for Release of Confidential State Tax Information form to permit IDED to receive the Business’s state tax information directly from the Iowa Department of Revenue for purposes of annually updating the Iowa Public Return on Investment Analysis.

(k)	Satisfactory Credit History. Documentation of satisfactory credit history of the Business and guarantors, as applicable, with no judgments or unsatisfied liens or similar adverse credit actions.

(l)

Project Financial Commitments. The Business shall have submitted a letter from the funding sources identified in Exhibit C committing to the specified financial involvement in the Project and received the IDED’s approval of the letters of commitment. Each letter shall include the amount, terms and conditions of the financial commitment, as well as any applicable schedules.

(m)

Requests for Disbursement. All disbursements of Award proceeds shall be subject to receipt by the IDED of requests for disbursement, in form and content acceptable to IDED, submitted by the Business. All requests shall include documentation of costs that have been paid or costs to be paid immediately upon receipt of Award proceeds.

(n)	Funding Agreements Disbursement Requirements. Satisfaction of all disbursement requirements outlined in the specific program Funding Agreements.

          5.2 Prior Costs. No expenditures made prior to the Award Date may be included as Project costs. This restriction applies to the direct financial assistance portions of this Award, not the tax credit benefits included in this Award.

          5.3 Cost Variation. In the event that the total Project cost is less than the amount specified in the Exhibit C, the Funding Agreements shall be reduced at the same ratio to the total Project cost reduction as the ratio of the Funding Agreement amount to the total amount of funds provided by the Business and all funding sources requiring a proportional reduction of their financial contribution to the Project. Any disbursed excess above the reduced IDED participation amount shall be returned immediately to IDED.

          5.4 Suspension of Disbursement. Upon the occurrence of an Event of Default (as defined in this Master Contract or any of the Funding Agreements) by the Business, the IDED may suspend payments and tax credit program benefits to the Business until such time as the default has been cured to IDED’s satisfaction. Notwithstanding anything to the contrary in this Master Contract or the Funding Agreements, upon a termination of this Master Contract on account of an Event of Default by the Business, Business will no longer have the right to receive any disbursements or any tax credit program benefits after the effective date of default. All Award funds may also be suspended, in IDED’s sole discretion, in the event the Business experiences a layoff within the state of Iowa or closes any of its Iowa facilities.

          5.5 Investment of Award Proceeds.

          (a) In the event that the Award proceeds are not immediately utilized, temporarily idle Award proceeds held by the Business may be invested provided such investments shall be in accordance with State law, including but not limited to the provisions of Iowa Code chapter 12C concerning the deposit of public funds. Interest accrued on temporarily idle Award proceeds held by the Business shall be credited to and expended on the Project prior to the expenditure of other Award proceeds.

          (b) All proceeds remaining, including accrued interest, after all allowable Project costs have been paid or obligated shall be returned to the IDED within thirty (30) days after the Project Completion Date. Within ten (10) days of receipt of a written request from IDED, Business shall inform the IDED in writing of the amount of unexpended Award funds in the Business’s possession or under the Business’s control, whether in the form of cash on hand, investments, or otherwise.

ARTICLE 6
SECURITY; CROSS-COLLATERALIZATION

          The Business shall execute in favor of the IDED all security agreements, financing statements, mortgages, personal and/or corporate guarantees (the “Security Documents”) as required by the IDED.

          6.1 Security. This Award shall be secured by: Irrevocable letter of credit (the “Secured Property”)

          6.2 Value of Collateral. The value, as reasonably determined by IDED, of the Secured Property shall meet or exceed the amount of Award funds disbursed.

          6.3 Additional or Substitute Collateral. In case of a decline in the market value of the Secured Property, or any part thereof, IDED may require that additional or substitute collateral of quality and value satisfactory to IDED be pledged as Secured Property for this Award. The Business shall provide such additional or substitute collateral Secured Property within 20 days of the date of the request for additional or substitute collateral to secure this Award in an amount equal to or greater than the amount of outstanding Award funds.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES

The Business represents and warrants to IDED as follows:

          7.1 Organization and Qualifications. The Business is duly organized, validly existing and in good standing as a corporation under the state of its incorporation. The Business has full and adequate power to own its property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify would not have a material adverse effect on the Business’s ability to perform its obligations hereunder.

          7.2 Authority and Validity of Obligations. The Business has full right and authority to enter into this Master Contract and the Funding Agreements and to make the borrowings herein provided for. The person signing this Master Contract and the Funding Agreements has full authority to:

a)	sign this Master Contract and the Funding Agreements, and

b)	issue Promissory Notes on behalf of the Business, and

c)	secure Business’s obligations under this Master Contract and the Funding Agreements, and

d)	perform each and all of the obligations under the Master Contract and its Funding Agreement.

The Master Contract and Funding Agreement documents delivered by the Business have been duly authorized, executed and delivered by the Business and constitute the valid and binding obligations of the Business and enforceable against it in accordance with their terms. This Master Contract, the Funding Agreements and related documents do not contravene any provision of law or any judgment, injunction, order or decree binding upon the Business or any provision of the articles of organization or operating agreement of the Business, contravene or constitute a default under any covenant, indenture or contract of or effecting the Business or any of its properties.

          7.3 Use of Proceeds. The Business hereby agrees to use Award proceeds only for the Project and for the activities described in Exhibit C, Description of the Project and Award Budget, this Master Contract and the Funding Agreements. Use of Award proceeds shall conform to the Budget for the Project as detailed in Exhibit C. The Business represents that there are legally enforceable commitments in place from the funding sources identified for the Project in Exhibit C.

          7.4 Subsidiaries. The Business has no Subsidiaries on the Contract Effective Date.

          7.5 Financial Reports. The balance sheet of the Business furnished to IDED as of the Contract Effective Date, fairly presents its financial condition as at said date in conformity with GAAP applied on a consistent basis. The Business has no contingent liabilities which are material to it, other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished to IDED.

          7.6 No Material Adverse Change. Since the Award Date, there has been no change in the condition (financial or otherwise) or business prospects of the Business, except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse. To the knowledge of the Business, there has been no material adverse change in the condition of the Business (financial or otherwise) or the business prospects of the Business

          7.7 Full Disclosure; Business’s Financial Assistance Application. The statements and other information furnished to the IDED by Business in its Financial Assistance Application and in connection with the negotiation of this Master Contract and the Funding Agreements do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading. The IDED acknowledges that as to any projections furnished to the IDED, the Business only represents that the same were prepared on the basis of information and estimates it believed to be reasonable.

          7.8 Trademarks, Franchises and Licenses. The Business owns, possesses, or has the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct its businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person. As used in this Master Contract, “Person” means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

          7.9 Governmental Authority and Licensing. The Business has received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct its businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a material adverse effect. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit, or approval is pending or, to the knowledge of the Business threatened.

          7.10 Litigation and Other Controversies. There is no litigation or governmental proceeding pending, nor to the knowledge of the Business threatened, against the Business which if adversely determined would result in any material adverse change in the financial condition, Properties, business or operations of the Business, nor is the Business aware of any existing basis for any such litigation or governmental proceeding.

          7.11 Good Title. The Business has good and defensible title (or valid leasehold interests) to all of its Property (including, without limitation, the Secured Property) reflected on the most recent balance sheets furnished to the IDED (except for sales of assets in the ordinary course business).

          7.12 Taxes. All tax returns required to be filed by the Business in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Business or upon any of its property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Business knows of no proposed additional tax assessment against it for which adequate provisions in accordance with GAAP have not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Business have been made for all open years, and for their current fiscal period.

          7.13 Other Contracts. The Business is not in default under the terms or any covenant, indenture or contract of or affecting either the Business or any of its properties, which default, if uncured, would have a material adverse effect on its financial condition, properties, business or operations.

          7.14 No Default. No Default or Event of Default has occurred or is continuing.

          7.15 Compliance with Laws. The Business is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the business operations of the Business and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances, non-compliance with which could have a material adverse effect on the financial condition, properties, business or operations of the Business. The Business has not received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental or health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, properties, business or operations of the Business.

          7.16 Effective Date of Representations and Warranties. The warranties and representations of this Article are made as of the Contract Effective Date and shall be deemed to be renewed and restated by the Business at the time each request for disbursement of funds is submitted to the IDED.

ARTICLE 8
COVENANTS

          The Business agrees that, for the duration of this Master Contract and the Funding Agreements:

          8.1 Maintain Existence in Iowa. The Business shall at all times preserve and maintain its existence as a corporation in good standing and maintain the Project in Iowa. The Business will preserve and keep in force and affect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights and other proprietary rights necessary to the proper conduct of its respective business.

          8.2 Job Obligations.

          (a) Jobs and Wages. By the Project Completion Date, the Business shall create/retain the number of FTE Created Jobs, Retained Jobs, Qualifying Jobs and Non-qualifying Jobs above the Business’ Employment Base and, if applicable, the Statewide Employment Base, and maintain the jobs through the Job Maintenance Period, all as detailed in Exhibit D. The Business shall pay the wage rates identified in Exhibit D.

          (b) Benefits. The Business shall provide and pay for the eligible benefits described in Exhibit A, Business’s Financial Assistance Application, with an Average Benefit Value calculated by IDED and shown in Exhibit D. During the Contract period the Business may adjust the benefit package provided the Average Benefit Value is not decreased and provided the benefit package includes eligible benefits. For purposes of this Contract, “Eligible benefits” means, medical and dental insurance plans, pension and profit–sharing plans, child care services, life insurance coverage, vision insurance plan, and disability coverage.

          8.3 Performance Obligations. By the Project Completion Date, Business shall complete the Project, make the total investment pledged for the Project, and comply with all other performance requirements described in this Master Contract and the Funding Agreements. The Business shall promptly provide IDED with written notice of any major changes that would impact the success of the Project.

          8.4 Maintenance of Properties. The Business shall maintain, preserve and keep its properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all time the efficiency thereof shall be fully preserved and maintained in accordance with prudent business practices.

          8.5 Taxes and Assessments. The Business shall duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it against its properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves are provided therefore.

          8.6 Insurance. The Business shall insure and keep insured in good and responsible insurance companies, all insurable property owned by it which is of a character usually insured by Persons similarly situated and operating like properties against loss or damage from such hazards or risks as are insured by Persons similarly situated and operating like properties; and the Business shall insure such other hazards and risks (including employers’ and public liability risks) in good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Business will upon request of the IDED furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Article.

          8.7 Required Reports.

          (a) Review of Disbursement Requests and Reports. The Business shall prepare, sign and submit disbursement requests and reports as specified in this Master Contract in the form and content required by IDED. The Business shall review all reimbursement requests and verify that claimed expenditures are allowable costs. The Business shall maintain documentation adequate to support the claimed costs.

          (b) Reports. The Business shall prepare, sign and submit the following reports to the IDED throughout the Contract period:

Report	Due Date

Mid-Year Status Report	July 31st for the period ending June 30th

End-of-Year Status Report Includes:	January 31st for the period ending Dec. 31st
- Public Return on Investment (ROI) Update
- Payroll Register with all created and/or
  retained jobs highlighted and indicate
  the Project Jobs paying the required wage
- “Employer’s Contribution and Payroll Report”
- For Enterprise Zone awards, annual certification of compliance with the requirements of Iowa Code 15E.193, as required by
  15E.195(6).

End of Project Report	Within 30 days of Project Completion Date
Report content: same items as End-of-Year Report

End of Job Maintenance Period Report	Within 30 days of the end of the Job
Report Content: same items as	Maintenance Period
End-of-Year Report

          (c) Additional Reports, Financials as Requested by IDED. The IDED reserves the right to require more frequent submission of any of the above reports if, in the opinion of the IDED, more frequent submissions would help improve the Business’s Project performance, or if necessary in order to meet requests from the Iowa General Assembly, the Department of Management or the Governor’s office. At the request of IDED, Business shall submit its annual financial statements completed by an independent CPA, or other financial statements including, but not limited to, income, expense, and retained earnings statements.

          8.8 Inspection and Audit. The Business will permit the IDED and its duly authorized representatives to visit and inspect any of the Business’s properties, corporate books and financial records of the Business related to the Project, to examine and make copies of the books of accounts and other financial records of the Business, and to discuss the affairs, finances and accounts of the Business with, and to be advised as to the same by, its officers, and independent public accountants (and by this provision the Business authorizes such accountants to discuss with the IDED and the IDED’s duly authorized representatives the finances and affairs of the Business) at such reasonable time and reasonable intervals as the IDED may designate, but at least annually.

          8.9 Mergers, Consolidations and Sales. Without the written consent of the IDED, which shall not be unreasonably withheld, the Business shall not be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of the Secured Property.

          8.10 Formation and Maintenance of Subsidiaries. The Business will not form or acquire any Subsidiary or transfer assets pledged as security for this Master Contract to any subsidiary or affiliate without the written consent of the IDED, which shall not be unreasonably withheld.

          8.11 Compliance with Laws.

          (a) The Business will comply in all material respects with the requirements of all federal, state and local laws, rules, regulations and orders applicable to or pertaining to its properties or business operations including, but not limited to, all applicable environmental, hazardous waste or substance, toxic substance and underground storage laws and regulations, and the Business will obtain any permits, licenses, buildings, improvements, fixtures, equipment or its property required by reason of any applicable environmental, hazardous waste or substance, toxic substance or underground storage laws or regulations.

          (b) The Business shall comply in all material respects with all applicable federal, state, and local laws, rules, ordinances, regulations and orders applicable to the prevention of discrimination in employment, including the administrative rules of the Iowa Department of Management and the Iowa Civil Rights Commission which pertain to equal employment opportunity and affirmative action.

          (c) The Business shall comply in all material respects with all applicable federal, state and local laws, rules, ordinances, regulations and orders applicable to worker rights and worker safety.

          (d) The Business shall comply with IDED’s administrative rules for each program funding source, as identified in the Funding Agreements.

          8.12 Use of Award Proceeds. The Business will use the Award proceeds extended under this Master Contract and the Funding Agreements solely for the purposes set forth in Exhibit C.

          8.13 Changes in Business Ownership, Structure and Control. The Business shall not materially change the ownership, structure, or control of the Business if it would adversely affect the Project. This includes, but is not limited to, entering into any merger or consolidation with any person, firm or corporation or permitting substantial distribution, liquidation or other disposal of Business assets directly associated with the Project. Business shall provide IDED with advance notice of any proposed changes in ownership, structure or control. The materiality of the change and whether or not the change affects the Project shall be as reasonably determined by IDED.

          8.14 Notice of Meetings. The Business shall notify IDED at least two (2) working days in advance of all meetings of the board of directors at which the subject matter of this Master Contract, the Funding Agreements, or the Project is proposed to be discussed. The Business shall provide IDED with copies if the agenda and minutes of such meetings and expressly agrees that a representative of IDED has a right to attend those portions of any and all such meetings where the Project, this Master Contract or the Funding Agreements are discussed.

          8.15 Notice of Proceedings. The Business shall promptly notify IDED of the initiation of any claims, lawsuits, bankruptcy proceedings or other proceedings brought against the Business which would adversely impact the Project.

          8.16 Accounting Records. The Business is required to maintain its books, records and all other evidence pertaining to this Master Contract and it Funding Agreements in accordance with generally accepted accounting principles and such other procedures specified by IDED. These records shall be available to IDED, its internal or external auditors, the Auditor of the State of Iowa, the Attorney General of the State of Iowa and the Iowa Division of Criminal Investigations at all times during the Master Contract’s and the Funding Agreements’ duration and any extensions thereof, and for three (3) full years from the Agreement Expiration Date.

          8.17 Restrictions. The Business shall not, without prior written disclosure to IDED and prior written consent of IDED, which shall not be unreasonably withheld, directly or indirectly:

          (a) Assign, waive or transfer any of Business’s rights, powers, duties or obligations under this Master Contract or the Funding Agreements.

          (b) Sell, transfer, convey, assign, encumber or otherwise dispose of any of the Secured Property or the Project.

          (c) Place or permit any restrictions, covenants or any similar limitations on the Secured Property or the Project.

          (d) Remove from the Project site or the State all or substantially all of the Secured Property.

          (e) Create, incur or permit to exist any Lien of any kind on the Secured Property.

          8.18 No Changes in Business Operations. The Business shall not materially change the Project or the nature of the Business and activities being conducted, or proposed to be conducted by Business, as described in the Business’s approved application for funding, Exhibit A of this Master Contract, unless approved in writing by IDED prior to the change.

          8.19 Indemnification. The Business shall indemnify, defend and hold harmless the IDED, the State of Iowa, its departments, divisions, agencies, sections, commissions, officers, employees and agents from and against all losses, liabilities, penalties, fines, damages and claims (including taxes), and all related costs and expenses (including reasonable attorneys’ fees and disbursements and costs of investigation, litigation, settlement, judgments, interest and penalties), arising from or in connection with any of the following:

a)	Any claim, demand, action, citation or legal proceeding arising out of or resulting from the Project;

b)

Any claim, demand, action, citation or legal proceeding arising out of or resulting from a breach by the Business of any representation or warranty made by the Business in this Master Contract or the Funding Agreements;

c)

Any claim, demand, action, citation or legal proceeding arising out of or related to occurrences that the Business is required to insure against as provided for in this Master Contract or the Funding Agreements; and

d)	Any claim, demand, action, citation or legal proceeding which results from an act or omission of the Business or any of their agents in its or their capacity as an employer of a person.

ARTICLE 9
EVENTS OF DEFAULT AND REMEDIES

          9.1 Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:

          (a) Nonpayment. In the event of a missed payment under a Loan or in the event a Forgivable Loan is not forgiven and all or a portion of the Forgivable Loan must be repaid by the Business, a default in the payment when due (whether by lapse of time, acceleration or otherwise) of any principal on the Promissory Note(s), or default in payment for more than ten (10) Business Days of the due date thereof of any interest on the Promissory Note(s) or any fee or other obligation payable by the Business shall be an Event of Default; or

          (b) Noncompliance with Covenants. Default in the observance or performance of any covenant set forth in Article 8, for more than five (5) Business Days; or

          (c) Noncompliance with Security Documents. Default in the observance or performance of any term of any Security Documents beyond any applicable grace period set forth therein; or

          (d) Noncompliance with Master Contract. Default in the observance or performance of any other provision of this Master Contract; or

          (e) Noncompliance with Funding Agreements; Cross-Default. Default in the observance or performance of any other provision of any of the Funding Agreements, including Events of Default identified in any of the Funding Agreements; IDED may elect to declare the Business in default of this Master Contract and any or all of the Funding Agreements if there is a default under any one of the Funding Agreements; or

          (f) Material Misrepresentation. Any representation or warranty made by the Business in this Master Contract or the Funding Agreements or in any statement or certificate furnished by it pursuant to this Master Contract or the Funding Agreements, or made in its Financial Assistance Application, or in connection with any of the above, proves untrue in any material respect as of the date of the issuance or making thereof; or

          (g) Lien Deficiencies. Any of the Security Documents shall for any reason fail to create a valid and perfected priority Lien in favor of the IDED in any Secured Property pledged by Business; or

          (h) Judgment Over $100,000. Any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $100,000 shall be entered or filed against the Business or against any of its property and remains unvacated, unbonded or unstayed for a period of 30 days; or

          (i) Adverse Change in Financial Condition. Any change shall occur in the financial condition of the Business which would have a material adverse effect on the ability of the Business to perform under this Master Contract or the Funding Agreements; or

          (j) Bankruptcy or Similar Proceedings Initiated. Either the Business shall (1) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (2) not pay, or admit in writing its inability to pay, its debts generally as they become due, (3) make an assignment for the benefit of creditors, (4) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (5) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (6) fail to contest in good faith any appointments or proceeding described in Article 9.l(k) below; or

          (k) Appointment of Officials. A custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for either the Business or any substantial part of any of its respective property, or a proceeding described in Article 9.1(j) shall be instituted against either the Business and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days; or

          (l)  Insecurity. IDED shall in good faith deem itself insecure and reasonably believes, after consideration of all the facts and circumstances then existing, that the prospect of payment and satisfaction of the obligations under this Master Contract and/or the Funding Agreements, or the performance of or observance of the covenants in this Master Contract and/or the Funding Agreements, is or will be materially impaired.

          (m) Failure to Submit Required Reports. The Business fails to submit complete reports by the required due dates as outlined in Article 8.7.

          (n) Layoffs, Relocation, or Closure. The Business experiences a substantial layoff, relocates a substantial portion of its business or its offices outside of Iowa, or closes its operations during the term of this Contract.

          9.2 Default Remedies. When an Event of Default has occurred and is continuing, the IDED may, by written notice to the Business:

          (a) terminate this Master Contract, the Funding Agreements and all of the obligations of IDED under this Master Contract and the Funding Agreements on the date stated in such notice, and

          (b) declare the principal and any accrued interest on the outstanding Promissory Notes to be forthwith due and payable, including both principal and interest and all fees, charges and other amounts payable under this Master Contract and the Funding Agreements, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind.

          9.3 Default Interest Rate. If an Event of Default occurs and remains uncured, a default rate of 6% shall apply to repayment of amounts due under this Master Contract and the Funding Agreements. The default interest rate shall accrue from the first date Award funds are disbursed.

          9.4 Expenses. The Business agrees to pay to the IDED all expenses reasonably incurred or paid by IDED including reasonable attorneys’ fees and court costs, in connection with any Default or Event of Default by the Business or in connection with the enforcement of any of the terms of this Master Contract and the Funding Agreements.

          9.5 Notice of Default and Opportunity to Cure. If IDED has reasonable cause to believe that and Event of Default has occurred under this Master Contract and/or the Funding Agreements, IDED shall issue a written Notice of Default to the Business, setting forth the nature of the alleged default in reasonable specificity, and providing therein a reasonable period time, which shall not be fewer than thirty (30) days from the date of the Notice of Default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible.

ARTICLE 10
MISCELLANEOUS.

          10.1 Timely Performance. The parties agree that the dates and time periods specified in this Master Contract and the Funding Agreements, including the timelines established for the Project and more fully described in Exhibit C, are of the essence to the satisfactory performance of this Master Contract and the Funding Agreements.

          10.2 State of Iowa Recognition. The Project shall permanently recognize, in a manner acceptable to IDED, the financial contribution to the Project made by the State of Iowa. For example, a sign or plaque acknowledging that the Project was funded in part by an Award from the State of Iowa, Iowa Department of Economic Development.

          10.3 Choice of Law and Forum.

          (a) In the event any proceeding of a quasi-judicial or judicial nature is commenced in connection with this Master Contract or the Funding Agreements, the proceeding shall be brought in Des Moines, Iowa, in Polk County District Court for the State of Iowa, if such court has jurisdiction. If however, such court lacks jurisdiction and jurisdiction lies only in a United States District Court, the matter shall be commenced in the United States District Court for the Southern District of Iowa, Central Division.

          (b) This provision shall not be construed as waiving any immunity to suit or liability, in state or federal court, which may be available to the IDED, the State of Iowa or its members, officers, employees or agents.

          10.4 Governing Law. This Master Contract and the Funding Agreements and the rights and duties of the parties hereto shall be governed by, and construed in accordance with the internal laws of the State of Iowa without regard to principles of conflicts of laws.

          10.5 Master Contract/Funding Agreement Amendments. Neither this Master Contract nor any documents incorporated by reference in connection with this Master Contract, including the Funding Agreements, may be changed, waived, discharged or terminated orally, but only as provided below:

          (a) Writing required. The Master Contract and the Funding Agreements may only be amended if done so in writing and signed by the Business and IDED; and for those Funding Agreements in which the Community is a signatory, by the Community, the Business and IDED. Examples of situations requiring an amendment include, but are not limited to, time extensions, budget revisions, and significant alterations of existing activities or beneficiaries. No amendment will be valid until approved in writing by IDED.

          (b) IDED review. IDED will consider whether an amendment request is so substantial as to necessitate reevaluating the IDED’s or IDED Board’s original funding decision. An amendment may be denied by IDED if it substantially alters the circumstances under which the Project funding was originally approved.

          10.6 Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation by fax) and shall be given to the relevant party at its address, e-mail address, or fax number set forth below, or such other address, e-mail address, or fax number as such party may hereafter specify by notice to the other given by United States mail, by fax or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed:

To the Business:

Soy Energy, LLC
Charles Sand, President
4832 G Avenue
PO Box 663
Marcus, Iowa 51035-0648

E-mail:	soyenergy@midlands.net
Telephone:	712.376.2081
Facsimile:	712.376.2333

To the IDED at:

Iowa Department of Economic Development
Business Services
200 East Grand Avenue
Des Moines, Iowa 50309
Attention: Paul Stueckradt, Business Services Project Manager

E-mail: paul.stueckradt@iowalifechanging.com
Telephone:	515.242.4897
Facsimile:	515.242.4832

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Article and a confirmation of such facsimile has been received by the sender, (ii) if given by e-mail, when such e-mail is transmitted to the e-mail address specified in this Article and a confirmation of such e-mail has been received by the sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Article.

          10.7 Headings. Article headings used in this Master Contract and the Funding Agreements are for convenience of reference only and are not a part of this Master Contract or the Funding Agreements for any other purpose.

          10.8 Final Authority. The IDED shall have the authority to reasonably assess whether the Business has complied with the terms of this Master Contract and the Funding Agreements. Any IDED determinations with respect to compliance with the provisions of this Master Contract and the Funding Agreements shall be deemed to be final determinations pursuant to Section 17A of the Code of Iowa (2005).

          10.9 Waivers. No waiver by IDED of any default hereunder shall operate as a waiver of any other default or of the same default on any future occasion. No delay on the part of the IDED in exercising any right or remedy hereunder or under the Funding Agreements shall operate as a waiver thereof. No single or partial exercise of any right or remedy by IDED shall preclude future exercise thereof or the exercise of any other right or remedy.

          10.10 Counterparts. This Master Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

          10.11 Survival of Representations. All representations and warranties made herein or in any other Master Contract/Funding Agreement document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Master Contract and the Funding Agreements and the other Master Contract/Funding Agreement documents and shall continue in full force and effect with respect to the date as of which they were made until all of Business’s obligations or liabilities under this Master Contract and the Funding Agreements have been satisfied.

          10.12 Severability of Provisions. Any provision of this Master Contract or the Funding Agreements, which is unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Master Contract and or the Funding Agreements or any other Master Contract document may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Master Contract and the Funding Agreements and any other Master Contract document are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Master Contract or the Funding Agreements or any other Master Contract document invalid or unenforceable.

          10.13 Successors and Assigns. This Master Contract and the Funding Agreements shall be binding upon the Business and its respective successors and assigns, and shall inure to the benefit of the IDED and the benefit of their respective successors and assigns. The Business may not assign its rights hereunder or under any of the Funding Agreements without the written consent of the IDED, which consent will not be unreasonably withheld.

          10.14 Termination. This Master Contract and any of the Funding Agreements can be terminated upon mutual, written agreement of the Business and IDED and, for amendments to Funding Agreements to which the Community is a signatory, the Community.

          10.15 Integration. This Master Contract and the Funding Agreements contains the entire understanding between the Business and IDED relating to the Project and any representations that may have been made before or after the signing of this Master Contract and the Funding Agreements, which are not contained herein, are nonbinding, void and of no effect. None of the Parties have relied on any such prior representation in entering into this Master Contract and its Funding Agreement.

          IN WITNESS WHEREOF in consideration of the mutual covenants set forth above and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties have entered into this Master Contract and have caused their duly authorized representatives to execute this Master Contract, effective as of the latest date stated below (the “Contract Effective Date”).

FOR THE IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Mike Blouin

Mike Blouin, Director

1-10-07

Date

FOR THE BUSINESS:

BY:	/s/ Charles Sand, Chairman

Signature

Charles Sand, Chairman

Typed Name and Title

12-26-06

Date

LIST OF EXHIBITS

Exhibit A -	Business’s Financial Assistance Application (on file with IDED), Application # 07-EZ-010 and 07-VAP-009

Exhibit B -	Funding Agreements
B2-VAAPFAP Funding Agreement
B4-EZ Funding Agreement

Exhibit C -	Description of the Project and Award Budget

Exhibit D -	Job Obligations

VAAPFAP Funding Agreement Exhibit A1- Forgivable Loan Promissory Note

PROMISSORY NOTE

                    FOR VALUE RECEIVED, the undersigned promises, in the event this Forgivable Loan is not forgiven, to pay to the order of the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, at its office at 200 East Grand, Des Moines, Iowa 50309, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) with interest at a rate of 0% unless an Event of Default occurs, in which case interest shall be at the default rate set forth in Contract number P0609M01093 (“Contract”). The terms and conditions by which forgiveness of this Loan may occur are as specified in the Contract.

Interest shall first be deducted from the payment and any balance shall be applied on principal. Upon default in payment of any interest, or any installment of principal, the whole amount then unpaid shall become immediately due and payable at the option of the holder.

The undersigned, in case of suit on this note, agrees to pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys’ fees incurred or paid by the holder in collecting and/or enforcing this Note on default.

This note shall be secured by the Security specified in the Contract.

Makers, endorsers and sureties waive demand of payment, notice of non-payment, protest and notice. Sureties, endorsers and guarantors agree to all of the provisions of this note, and consent that the time or times of payment of all or any part hereof may be extended after maturity, from time to time, without notice.

Soy Energy, LLC

By:	/s/ Charles Sand

Charles Sand, President

Address:	4832 G Avenue
PO Box 663
Marcus, Iowa 0

Date	12-26-06

VAAPFAP Funding Agreement Exhibit A2- Loan Promissory Note

PROMISSORY NOTE

                    FOR VALUE RECEIVED, the undersigned promises to pay to the order of the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, at its office at 200 East Grand, Des Moines, Iowa 50309, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000) with interest thereon at ZERO PERCENT (0%) to be paid as follows:

          60 monthly payments of $5,000.00 beginning on the first day of the fourth month from the date Award funds are disbursed. Final payment may vary depending upon dates payments are received.

Interest shall first be deducted from the payment and any balance shall be applied on principal.

Upon default in payment of any interest, or any installment of principal, the whole amount then unpaid shall become immediately due and payable at the option of the holder.

The undersigned, in case of suit on this note, agrees to pay on demand all costs of collection, maintenance of collateral, legal expenses, and attorneys’ fees incurred or paid by the holder in collecting and/or enforcing this Note on default.

This note shall be secured by the Security specified in the Contract.

Makers, endorsers and sureties waive demand of payment, notice of non-payment, protest and notice. Sureties, endorsers and guarantors agree to all of the provisions of this note, and consent that the time or times of payment of all or any part hereof may be extended after maturity, from time to time, without notice.

Soy Energy, LLC

By:	/s/ Charles Sand

Charles Sand, President

Address:	4832 G Avenue
PO Box 663
Marcus, Iowa 0

Date	12-26-06

VAP Funding
Agreement Exhibit B

EXAMPLE:
Business Job
Shortfall Calculation

VAP

Soy Energy, LLC
FUNDING AGREEMENT #: 07-VAPIVFGF-009
$ 400,000 L/FL / September 21, 2006
($300,000 0% Loan, $100,000 Forgivable Loan)

A.	FORGIVABLE LOAN - JOB SHORTFALL CALCULATION

50 jobs pledged, 42 jobs attained; 84% of pledged jobs attained, 16% shortfall

$75,000 (forgivable loan amount) x 16% = $12,000

Forgivable Loan Job Shortfall Balance due = $12,000

B.	FORGIVABLE LOAN – INTEREST PENALTY CALCULATION

CEBA funds disbursed on 11-1-00. Project Completion Date was 6-30-03.

Interest penalty = job shortfall balance x 6% x number of years from disbursement of funds to Project Completion Date

($12,000 x 6% x 2.67 years) = $1,922.40

Forgivable Loan Net Interest Penalty due = $1,922.40

C.	LOAN BALANCE – INTEREST PENALTY CALCULATIONS

Loan balance as of 7-21-05 = $15,797.58

84% of remaining loan balance stays at 0% interest = ($15,797.58 x .84) = $13,269.97
16% of remaining loan balance changes to 6% interest = ($15,797.58 x .16) = $2,527.61

Interest penalty = 16% of remaining loan balance x 6% x 2.67 years

($2,527.61 x 6% x 2.67 years) = $404.92

Loan Net Interest Penalty due = $404.92

Master FA Exhibit B updated 12-30-05

D.	REPAYMENT TERMS & SCHEDULE

	1.	Total Net Interest Penalty due is $2,327.32 ($1,922.40 + $404.92).

	2.	Total Forgivable Loan amount due is $12,000.

	3.	Remaining Loan Balance as of 7-21-05 will be $15,797.58 and will be re-amortized to convert 16% of that balance to 6% interest over remaining term of loan.

Master FA Exhibit B updated 12-30-05

EXIBIT B-2

VAAPFAP FUNDING AGREEMENT

BUSINESS:	Soy Energy, LLC
MASTER CONTRACT NUMBER:	#P0609M01093
FUNDING AGREEMENT NUMBER:	#07-VAPIVFGF-009
AWARD TYPE:	Loan/Forgivable Loan
AMOUNT:	$400,000

          THIS VAAPFAP FUNDING AGREEMENT is made by and between the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, 200 East Grand Avenue, Des Moines, Iowa 50309 (“IDED”) and the business identified above (“Business”), effective as of the effective as of the latest date stated in the last page of the Master Contract identified above.

          WHEREAS, the Business has executed the Master Contract described above with the IDED pursuant to an Award on the Award Date stated in the Master Contract to the Business for the Project; and

          WHEREAS, the Master Contract specifies that for each program funding source the IDED and the Business shall enter into a Funding Agreement; and

          WHEREAS, this Funding Agreement contains additional terms and conditions for the award of VAAPFAP funds and

          NOW, THEREFORE, the Business accepts the terms and conditions set forth in this Funding Agreement and the Master Contract for the funding of the Project. In consideration of the mutual promises contained in the Master Contract and this VAAPFAP Funding Agreement and other good and valuable consideration, it is agreed as follows:

1.0     Master Contract. Unless otherwise specified in this VAAPFAP Funding Agreement, the definitions, terms, conditions, and provisions contained in the Master Contract are applicable to this VAAPFAP Funding Agreement.

2.0     Definitions. As used in this Agreement, the following terms shall apply:

          2.1 Agreement Expiration Date. Expiration of this VAAPFAP Funding Agreement occurs upon the happening of one of the following events, whichever occurs first:

          (a) IDED’s determination that the Business has fully met the requirements of the VAAPFAP Funding Agreement, including repayment of all amounts due hereunder, and IDED closes out this VAAPFAP Funding Agreement.

(b) An Event of Default occurs that is not remedied within the time period allowed under the Master Contract.

(c) If no disbursement of VAAPFAP funds has occurred within twenty-four (24) months of the Award Date (as defined in the Master Contract).

(d) This VAAPFAP Funding Agreement is terminated upon mutual, written agreement of the Business and IDED.

          2.2 VAAPFAP. “VAAPFAP” means the Value-Added Agricultural Products and Processes Financial Assistance Program established in Iowa Code section 15E.111. The source of funding for this VAAPFAP Funding Agreement is an appropriation by the State legislature.

3.0     Terms of VAAPFAP Award. VAAPFAP funds have been awarded to assist the Business with the Project. The terms of the VAAPFAP Award are as follows:

          3.1 Loan. $300,000, 60 months, 0% interest rate

          3.2 Forgivable Loan. $100,000, 36 months

          3.3 Terms of Forgiveness. IDED will, in its sole discretion, determine if the Business has satisfied the terms of this VAAPFAP Funding Agreement, including fulfillment of the Job Obligations by the Project Completion Date as shown in Master Contract Exhibit D, construction of 30 million gallon per year soy diesel production facility, and production of at least 30 million gallons of biodiesel. If IDED determines that the Business has satisfied said terms and has continued to satisfy said terms through the Job Maintenance Period, then barring any other default, repayment of principal and interest which would otherwise have accrued for the time period beginning with the Award Date and ending with the Project Completion Date shall be permanently waived. If IDED does not waive repayment, the Forgivable Loan shall be repaid as described in Article 5.2(b) of this VAAPFAP Funding Agreement.

          3.4 Maximum funds available for Project. It is expressly understood and agreed that the maximum amounts to be paid to the Business by IDED for this VAAPFAP Funding Agreement shall not exceed the amount stated on page one of this VAAPFAP Funding Agreement.

          3.5 Promissory note(s). The obligation of the Business to repay the Loan and Forgivable Loan shall be evidenced by a Promissory Note(s) executed by the Business.

          3.6 Business’ Job Obligation. The Business’ Job Obligations are as described in Master Contract Exhibit D. These jobs shall be maintained through the Project Maintenance Period.

4.0     Conditions to Disbursement. In addition to the conditions to disbursement described in the Master Contract, Business shall meet the following conditions before IDED will release VAAPFAP funds:

          4.1 Funds to be released upon evidence of an acceptable benefit package that at a minimum provides for 80% coverage for Health and Dental.

5.0     Default; Remedies upon Default.

          5.1 The terms of the Master Contract regarding Events of Default and Remedies govern this VAAPFAP Funding Agreement. The following are additional Events of Default for this VAAPFAP Funding Agreement:

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

          No other specific default events

          5.2 The following are Default Remedies available to IDED in addition to those specified in the Master Contract:

          (a) Repayment of Loan - Failure to Meet Job Obligations. If the Business meets less that 100% of its Job Obligations, the IDED may require full repayment of the Loan, as permitted under the Master Contract. IDED may also elect to allow repayment on a pro rata basis as described below:

If the Business received a Loan at a rate below 6% (the annual interest rate for default set by the IDED Board), the unpaid principal amount of the Loan may be prorated between the percentage of FTE Jobs created/retained and the percentage of the shortfall.

The shortfall principal portion may be amortized over the remaining term of the Loan, beginning at the Project Completion Date, at a default rate of 6% (the annual interest rate set by the IDED Board). Interest will be charged beginning from the date Loan proceeds were disbursed to the Community for the Business; interest accrued from this date will be due immediately. The pro rata portion of the Loan associated with the percentage of FTE Jobs created will be amortized at the original Loan rate and term.

          (b) Repayment of Forgivable Loan - Failure to Meet Job Obligations. If the Business has fulfilled 50% or more of its Job Obligations, a pro rata percentage will be forgiven for each new FTE job created/retained at the time the repayment amount is calculated (e.g. at the Project Completion Date or the date an Event of Default occurred) Any balance (shortfall) will be amortized over a two (2) year period (beginning at the at the time the repayment amount is calculated (e.g. at the Project Completion Date or the date an Event of Default occurred) at six (6%) percent interest per annum with equal monthly payments, and, interest will be charged at six (6%) percent per annum from the date of the first VAAPFAP disbursement on the shortfall amount with that amount accrued as of the Project Completion Date being due and payable immediately.

          (c) Repayment – Time Allowed. If the IDED has allowed repayment of the Forgivable Loan on a pro rata basis as described in paragraph “b” above, that amount is immediately due and payable. If the Business has a current Loan balance, the amount owed on the Forgivable Loan may be combined with the amount owed on the Loan to reflect a single monthly payment. This combined loan shall be repaid over the time period remaining

          (d) Example. VAAPFAP Funding Agreement Exhibit B is an example of how these repayment calculations will be applied.

6.0     Reports.

          6.1 The terms of the Master Contract regarding Required Reports are applicable to this VAAPFAP Funding Agreement.

7.0     Incorporated documents. The following documents are hereby incorporated by this reference:

1.	The Master Contract and its Exhibits.

2.	VAAPFAP Funding Agreement Exhibit A1– Forgivable Loan Promissory Note, and VAAPFAP Funding Agreement Exhibit A2 – Loan Promissory Note

3.	VAAPFAP Funding Agreement Exhibit B - Example: Business Job Shortfall Calculation.

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

          IN WITNESS WHEREOF, the parties have executed this VAAPFAP Funding Agreement:

BUSINESS:

BY:	/s/ Charles Sand, Chairman

Signature

Charles Sand, Chairman

Typed Name and Title

12-26-06

Date

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Mike Blouin

Mike Blouin, Director

1-10-07

Date

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

EXHIBIT B-4

EX FUNDING AGREEMENT

BUSINESS:	Soy Energy, LLC
COMMUNITY:	Cherokee County
MASTER CONTRACT NUMBER:	P0609M01093
FUNDING AGREEMENT NUMBER:	07-EZ-010
ENTERPRISE ZONE NAME:	Marcus Enterprise Zone EZ-6
ZONE CERTIFICATION DATE:	April 20, 2006
ZONE EXPIRATION DATE:	April 20, 2016

          THIS ENTERPRISE ZONE (EZ) FUNDING AGREEMENT is made by and among the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, 200 East Grand Avenue, Des Moines, Iowa 50309 (“IDED”), the business identified above (“Business”), and the community identified above (“Community”), effective as of the Contract Effective Date stated in the Master Contract identified above.

          WHEREAS, the purpose of the EZ Program is to promote new economic development in economically distressed areas; and

          WHEREAS, the Community has designated and IDED has certified the Enterprise Zone identified above; and

          WHEREAS, eligible businesses locating or located in an Enterprise Zone are authorized under this program to receive certain tax incentives and assistance and the Business has located, or will locate, within the certified Enterprise Zone; and

          WHEREAS, the Enterprise Zone Commission responsible for the above-identified Zone has recommended approval and IDED has found the Business’ application to be consistent with the EZ Program’s eligibility requirements; and

          WHEREAS, the Business has executed the Master Contract described above with the IDED pursuant to an Award on the Award Date stated in the Master Contract to the Business for the Project; and

          WHEREAS, the Master Contract specifies that for each program funding source the IDED and the Business shall enter into a Funding Agreement; and

          WHEREAS, this EZ Funding Agreement contains additional terms and conditions for the award of EZ benefits and

          NOW, THEREFORE, the Business and Community accept the terms and conditions set forth in this EZ Funding Agreement and the Master Contract for the funding of the Project. In consideration of the mutual promises contained in the Master Contract and this EZ Funding Agreement and other good and valuable consideration, it is agreed as follows:

1.0 Master Contract. Unless otherwise specified in this EZ Funding Agreement, the definitions, terms, conditions, and provisions contained in the Master Contract are applicable to this EZ Funding Agreement. The following provisions in the Master Contract do not apply to this EZ Funding Agreement:

Article 3.1(b) – Definition of “Project Completion Date” and “Job Maintenance Period.” [The EZ program has different time periods for these activities.]

Article 4.3 - Repayment obligation. [No promissory note required for tax credits.]

Article 5.1(c) – Promissory Notes. [Execution of note is not a condition precedent to receipt of tax credit benefits]

Article 5.1(g) – Security Documents. [Execution of Security Documents is not a condition precedent to receipt of tax credit benefits].

Article 5.1(m) – Requests for disbursement. [Not required for tax credit program benefits.]

Article 5.2 – Prior costs. [Not applicable to tax credit program benefits.]

Article 5.3 – Cost variation. [Not applicable to tax credit program benefits.]

Article 5.5 – Investment of Award Proceeds. [No proceeds in tax credit programs.]

Article 6 – Security, Cross-collateralization. . [Not applicable to tax credit program benefits.]

Article 9.1(a) – Nonpayment as an Event of Default. [Not applicable because there are no loan payments in tax credit programs].

Article 9.1(c) – Noncompliance with Security Documents as an Event of Default. [Not applicable because there are no Security Documents required in tax credit programs].

Article 9.1(g) – Lien Deficiencies as an Event of Default. [Not applicable because there are no Security Documents required in tax credit programs.]

2.0 Definitions. As used in this EZ Funding Agreement, the following terms shall apply:

          2.1 Agreement Expiration Date. Expiration of this EZ Funding Agreement occurs upon the happening of one of the following events, whichever occurs first:

(a) IDED’s determination that the Business has fully met the requirements of the EZ Funding Agreement, including meeting its Job Obligations, and IDED closes out this EZ Funding Agreement.

(b) An Event of Default occurs that is not remedied within the time period allowed under Article 5.0 of this EZ Funding Agreement.

(c) This EZ Funding Agreement is terminated upon mutual, written agreement of the Business, the Community and IDED.

          2.2 EZ Program. “EZ Program” means the Enterprise Zone Program. The EZ Program is authorized by Iowa Code (2005) sections 15E.191 through 15E.196.

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

          2.3 EZ Award. “EZ Award” means IDED’s approval of the Business’s Financial Assistance Application for the Project. This EZ Award authorizes the Business to receive EZ Program benefits.

          2.4 “Annual Base Rent”. “Annual Base Rent” means the Business’ annual lease payment minus taxes, insurance, and operating or maintenance expenses.

          2.5 “Commission” or “Enterprise Zone Commission” or “Enterprise Zone Commission” means the Enterprise Zone commission established by the Community responsible for the certified Enterprise Zone.

          2.6 “Enterprise Zone.” “Enterprise Zone” means the site within the Community certified by the IDED Board for the purpose of attracting private investment.

          2.7 Project Completion Date. “Project Completion Date” means: (1) the first date upon which the average annualized production of finished product for the preceding ninety-day period at the manufacturing facility operated by the Business within the Enterprise Zone is at least fifty percent of the initial design capacity of the facility; or (2) for existing or non-manufacturing facilities, the date of completion of all improvements included in the Project.

          2.8 “Project Jobs” means the number of new Full-time Equivalent (FTE) Jobs created by the location or expansion of the Business in the Enterprise Zone, as shown in Master Contract Exhibit D.

3.0 Enterprise Zone Benefits.

          3.1 Benefits Available. The following Enterprise Zone benefits are available to the Business under this EZ Funding Agreement:

          (a) Supplemental New Jobs Credit. As provided in Iowa Code section 15.331, the Business is eligible to claim a supplemental new jobs credit from withholding in an amount equal to 1½ percent of the gross wages paid by the Business. The supplemental new jobs credit available under this program is in addition to and not in lieu of the program and withholding credit of 1½ percent authorized under Iowa Code chapter 260E.

          Additional new jobs created by the project, beyond those that were agreed to in Article 4 of this Agreement, are eligible for the additional 1 ½ percent withholding credit as long as those additional jobs meet the local Enterprise Zone wage eligibility criteria and are an integral part or a continuation of the Project. Approval and administration of the supplemental new jobs credit shall follow existing procedures established under Iowa Code chapter 260E.

          (b)      Investment Tax Credit.

(i) The Business may claim an investment tax credit as provided in Iowa Code section 15.333. An investment tax credit may be claimed of up to a maximum of ten percent (10%) of the new investment which is directly related to the Project Jobs created by the location or expansion of the Business in the Enterprise Zone. The Business may not claim an investment tax credit for capital expenditures above the amount stated in Article 4.3 of this EZ Funding Agreement. The credit is to be taken in the year the qualifying asset is placed in service. Any credit in excess of the tax liability for the tax

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

year may be credited to the tax liability for the following seven years or until depleted, whichever occurs earlier.

(ii) The tax credit shall be amortized equally over a five-year period which the department will, in consultation with the eligible business, define. The five-year amortization period is specified below:

Amortization Schedule

July 1, 2007 – June 30, 2008	$907,480

July 1, 2008 – June 30, 2009	$907,480

July 1, 2009 – June 30, 2010	$907,480

July 1, 2010 – June 30, 2011	$907,480

July 1, 2011 – June 30, 2012	$907,480

(iii) EZ Funding Agreement Exhibit C, “Investment Tax Credit Amortization Schedule Examples,” illustrates how the 5-year amortization requirement will be applied.

(iv) The capital expenditures eligible for the investment tax credit are:

1.	The purchase price of real property and any existing buildings and structures located on the real property.

2.	The cost of improvements made to real property which is used in operation of the Business.

3.

The costs of manufacturing machinery and equipment and computers, as defined in Iowa Code section 427A.1(1) “e” and “j,” which are purchased for use in the operation of the Business and which the purchase price have been depreciated in accordance with generally accepted accounting principles.

4.

Ten (10) years of Annual Base Rent payments provided the cumulative cost of these payments does not exceed the cost of the land and the third-party developer’s costs to build or renovate the building. Annual base rent shall only be considered when the project includes the construction of a new building or the major renovation of an existing building.

          (c) Refund of Sales, Service And Use Taxes Paid To Contractors Or Subcontractors. The Business is eligible for a refund of sales, service and use taxes paid to contractors and subcontractors as authorized in Iowa Code section 15.331A.

(i)

The Business may apply for a refund of the sales and use taxes paid under Iowa Code chapters 422 and 423 for gas, electricity, water or sewer utility services, goods, wares, or merchandise, or on services rendered, furnished, or performed to or for a contractor or subcontractor and used in the fulfillment of a written contract relating to the construction or equipping of a facility within the Enterprise Zone.

(ii)	Taxes attributable to intangible property and furniture and furnishings shall not be refunded.

          To receive a refund of the sales, service and use taxes paid to contractors or subcontractors, the Business must, within one year after Project Completion, make an application to the Department of Revenue.

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

          3.2 Duration Of Benefits. The Enterprise Zone designation shall remain in effect for ten years following the date of certification. Any state or local incentives or assistance that may be conferred must be conferred before the designation expires. However, the benefits of the incentive or assistance may continue beyond the expiration of the Enterprise Zone designation.

          3.3 Benefits Not Available. The following Enterprise Zone benefits are not available to the Business under this agreement:

(a)	Value-Added Property Tax Exemption.

(b)	Additional Research Activities Credit.

(c)	Refund of Taxes Attributable to Racks, Shelving, and Conveyor Equipment.

4.0 Conditions to Receipt of Enterprise Zone Benefits.

The Enterprise Zone Benefits authorized under this EZ Funding Agreement are available to the Business provided the Business, (and where applicable, the Community) satisfies each of the following conditions:

          4.1 Job Creation And Maintenance. The Business shall create the Project Jobs within three (3) years of the Effective Date (defined in the Master Contract). The Business shall maintain the Project Jobs for a period of ten (10) years from the date the Business first meets its Job Obligations as shown in Master Contract Exhibit D.

          4.2 Average Wage. The Business shall pay an average starting wage for the Project Jobs, as shown in Master Contract Exhibit D.

          4.3 Investment. Within three (3) years of the Effective Date (as defined in the Master Agreement), the Business shall make a capital investment of $45,374,000 within the Enterprise Zone, as defined in 3.1(c).

          4.4 Medical And Dental Insurance. The Business provides all full-time employees with the option of choosing one of the following:

(a) The Business pays 80 percent of both of the following:

(i)	the cost of a standard medical insurance plan, and

(ii)	the cost of a standard dental insurance plan or an equivalent plan;

(b) The Business provides the employee with a monetarily equivalent plan to the plan provided in “a.”

          4.5 Business Retention. The Business shall have and maintain Project operations contemplated by this Agreement within the Community at least through the Agreement Expiration Date.

5.0 Events of Default; Notice of Default; Repayment Provisions.

          5.1 Events of Default. The terms of the Master Contract regarding Events of Default and Remedies govern this EZ Funding Agreement.

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

          5.2 Notice of Default. The following Notice of Default and repayment provisions supersede the Notice of Default and repayment provisions specified in the Master Contract:

          (a) From Department. If, through the Mid-Year Status Report, End-of-Year Status Report, or other means, the IDED has reason to believe the Business is in default of the terms of this Agreement, the IDED will issue a written Notice of Default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the Notice of Default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible. A copy of any Notice of Default will also be provided to the Community and Department of Revenue.

          (b) From Community. If, through monitoring, auditing or other means, the Community has reason to believe the Business is in default of the terms of this Agreement, the Community will issue a written Notice of Default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the Notice of Default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible. A copy of any Notice of Default will also be provided to the IDED and Department of Revenue.

          5.3 Repayment Provisions. If the Business has received incentives or assistance under the EZ Program and fails to meet and maintain any one of the requirements of the EZ Program, the EZ Program Administrative Rules (261 IAC chapter 59) or any term of this EZ Funding Agreement, the Business is subject to repayment of all or a portion of the incentives and assistance that it has received, as detailed below:

          (a) Job creation. If the Business does not meet its job creation and maintenance requirement, repayment shall be calculated as follows:

(i)	If the Business has met 50 percent or less of the requirement, the Business shall repay the same percentage in benefits as the Business failed to create in jobs.

(ii)	If the Business has met more than 50 percent but not more than 75 percent of the requirement, the Business shall repay one-half of the percentage in benefits as the Business failed to create in jobs.

(iii)

If the Business has met more than 75 percent but not more than 90 percent of the requirement, the Business shall repay one-quarter of the percentage in benefits as the Business failed to create in jobs.

(iv)	If the Business has not met the minimum job creation requirement of ten (10) new full-time jobs, the Business shall repay all of the incentives and assistance that it has received.

          (b) Wages and benefits. If the Business fails to comply with the wage or benefit requirements, the Business shall not receive Enterprise Zone benefits for each year during which the Business is not in compliance.

          (c) Capital Investment. If the Business does not meet the capital investment requirement, repayment shall be calculated as follows:

(i)	If the Business has met 50 percent or less of the requirement, the Business shall repay the same percentage in benefits as the Business failed to invest.

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

(ii)	If the Business has met more than 50 percent but not more than 75 percent of the requirement, the Business shall repay one-half of the percentage in benefits as the Business failed to invest.

(iii)	If the Business has met more than 75 percent but not more than 90 percent of the requirement, the Business shall repay one-quarter of the percentage in benefits as the Business failed to invest.

(iv)	If the Business has not met the minimum investment requirement of $500,000, the Business shall repay all of the incentives and assistance that it has received.

          (d) Department of Revenue; Community Recovery. Once it has been established, through the Business’ annual certification, monitoring, audit or otherwise, that the Business is required to repay all or a portion of the incentives received, the Department of Revenue and the Community shall collect the amount owed. The Community has the authority, pursuant to the EZ Program, to take action to recover the value of taxes not collected as a result of the exemption provided by the Community to the Business. Department of Revenue has the authority, pursuant to the EZ Program, to recover the value of state taxes or incentives provided under the EZ Program. The value of state incentives provided under the EZ Program includes applicable interest and penalties.

6.0 Incorporated documents. The following documents are hereby incorporated by this reference:

1.	The Master Contract number and its Exhibits.

2.	EZ Funding Agreement Exhibit A, “Enterprise Zone Commission Resolution Approving the Business’s Enterprise Zone Application.”

3.	EZ Funding Agreement Exhibit C, “Investment Tax Credit Amortization Schedule Examples.”

          IN WITNESS WHEREOF, the parties have executed this EZ Funding Agreement:

BUSINESS:

BY:	/s/ Charles Sand, Chairman

Signature

Charles Sand, Chairman

Typed Name and Title

12-26-06

Date

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT:

BY:	/s/ Mike Blouin

Mike Blouin, Director

1-10-07

Date

COMMUNITY:

BY:	/s/ Dean Schmidt

Signature

Dean Schmidt, Chairman

Typed Name and Title

01-03-2007

Date

Master Contract # P0609M01093

Funding Agreement # 07-EZ-010	Master FA updated 09-30-05

EZ FUNDING AGREEMENT
EXHIBIT A

Enterprise Zone Commission Resolution
Approving the Business’s Enterprise Zone Application

RESOLUTION NUMBER #3

RESOLUTION OF THE CHEROKEE COUNTY ENTERPRISE ZONE COMMISSION (hereafter referred to as the “Commission”) APPROVING SOY ENERGY’S APPLICATION TO THE IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT (hereafter referred to as the “Department”) FOR THE PURPOSES OF RECEIVING BENEFITS UNDER THE ENTERPRISE ZONE PROGRAM as described in 2001 Iowa Code Section 15E.191 through 15E.196 and all subsequent amendments (hereafter referred to as the “Enterprise Zone Program” or the “Act”)

WHEREAS, Soy Energy, LLC proposes to locate a facility in Cherokee County, Marcus Enterprise Zone EZ-6 (hereafter referred to as the “Enterprise Zone”) to receive benefits authorized under the Enterprise Zone Program; and

WHEREAS, Soy Energy has submitted an application to the Commission demonstrating that it meets the requirements of the Enterprise Zone Program; and

WHEREAS, Soy Energy has supplied the Commission with information meeting the requirements of the Act and applicable rules of Chapter 261 of the Iowa Administrative Code which includes the long term strategic plan for the business showing labor and infrastructure needs; the benefits the business will bring to the area; examples of why the business should be considered a good business enterprise; the impact the business will have on other Iowa businesses in competition with it; and an affidavit that it has not violated state or federal environmental and worker safety statutes, rules and regulations within the last five years; and

WHEREAS, The Commission has reviewed the Soy Energy, LLC application and all supporting documents.

NOW THEREFORE BE IT RESOLVED BY THE CHEROKEE COUNTY ENTERPRISE ZONE COMMISSION, that

1.

The Commission certifies that the attached application from Soy Energy, LLC meets or exceeds the requirements of the Enterprise Zone Program and the Commission hereby approves the application based on the following representations by the Soy Energy, LLC:

a.	Soy Energy, LLC is not a retail business.

b.

Soy Energy, LLC will offer all of its full time project-related employees the option of selecting a health and dental insurance benefits plan, with 80% of the cost of those plans for single employee coverage to be paid for by the business, or a plan that is the monetarily equivalent of the aforementioned plan.

c.	Soy Energy, LLC will create at least 10 new project-related jobs within three years of the effective date of the agreement between the Department and Cherokee County.

d.	Soy Energy, LLC will pay an average starting wage per hour for the new project-related jobs and maintain these jobs for at least ten years.

e.	Soy Energy, LLC will make a capital investment of at least $500,000 within three years of the effective date of the agreement between the Department and Cherokee County.

2.

All other resolutions or actions on the part of this Enterprise Zone Commission that may conflict with previous approval of an application from Soy Energy, LLC or that may conflict with this resolution are herewith repealed.

3.	The Chairperson of the Commission is hereby directed to execute said application and forward the application to the Iowa Department of Economic Development requesting approval by the State of Iowa.

PASSED AND APPROVED THIS 25TH DAY OF AUGUST, 2006

/s/ Dean Schmidt

Dean Schmidt, Cherokee County Enterprise Zone Chairman

EZ Funding Agreement
Exhibit C

Investment Tax Credit Amortization Schedule Examples

Background Information:

Effective July 1, 2005, Investment Tax Credits (or Insurance Premium Tax Credits) awarded to a Business by the Iowa Department of Economic Development must be amortized equally over a 5-year period. The Department will determine the amortization schedule and include it in the Business’ funding agreement.

Please note Investment Tax Credits (or Insurance Premium Tax Credits) are earned when the corresponding asset (e.g. the building, a piece of machinery & equipment, etc.) is placed in service. “Placed in service” typically corresponds with the point in time when the Business can start depreciating the asset for tax purposes.

Earned Investment Tax Credits (or Insurance Premium Tax Credits) which cannot be used because of the amortization schedule or because the credits exceed the Business’ tax liability for that tax year may be carried forward for up to seven additional tax years.

Example #1

In this example, the Business is eligible to receive an Investment Tax Credit (ITC) in the amount of $100,000. The ITC is earned on December 15, 2005 and may be carried forward until the tax year in which December 15, 2012 falls. The Business’ ITC amortization schedule follows:

Fiscal Year 2007 - July 1, 2006 – June 30, 2007	$20,000
Fiscal Year 2008 - July 1, 2007 – June 30, 2008	$20,000
Fiscal Year 2009 - July 1, 2008 – June 30, 2009	$20,000
Fiscal Year 2010 - July 1, 2009 – June 30, 2010	$20,000
Fiscal Year 2011 - July 1, 2010 – June 30, 2011	$20,000

As the ITC was earned in the first year, the Business may claim up to $20,000 on its tax return for that tax year. The Business’ tax liability for that tax year is $15,000 therefore; the Business will carry forward $5,000 of unused credits.

ITC Earned - Total	$100,000

ITC Available to be Taken based on the Amortization Schedule	$20,000 (FY 2006)
Less ITC Claimed on Current Year’s Tax Return	$15,000

ITC to be Carried Forward into Future Tax Year	$ 5,000

The following year the Business may claim up to $25,000 in ITCs on its tax return; $5,000 being carried forward from last year plus another $20,000 based on the amortization schedule. The Business’ tax liability for the current tax year is $25,000.

ITC Earned - Total	$100,000
Less ITC Claimed to Date	$ 15,000

ITC Remaining - Total	$ 85,000

September 14, 2005

ITC Available to be Taken based on the Amortization Schedule	$20,000	(FY 2007)
Plus ITC Carried Forward from Previous Year	$ 5,000
Less ITC Claimed on Current Year’s Tax Return	$25,000

ITC to be Carried Forward into Future Tax Year	$ 0

The Business would be able to continue to take tax credits based on the amortization schedule and its tax liability each year. If this example were to continue, the tax credits could continue to be claimed until they are exhausted or until the carry forward period expires in the tax year in which December 15, 2012 falls.

Example #2

In this example, the Business is eligible to receive an Investment Tax Credit (ITC) in the amount of $500,000. The ITC is earned on February 15, 2008 and may be carried forward until the tax year in which February 15, 2015 falls. The Business’ ITC amortization schedule follows:

Fiscal Year 2007 - July 1, 2006 – June 30, 2007	$100,000
Fiscal Year 2008 - July 1, 2007 – June 30, 2008	$100,000
Fiscal Year 2009 - July 1, 2008 – June 30, 2009	$100,000
Fiscal Year 2010 - July 1, 2009 – June 30, 2010	$100,000
Fiscal Year 2011 - July 1, 2010 – June 30, 2011	$100,000

As the ITC was earned in the third year of the amortization schedule, the Business may claim up to $300,000 on its tax return for that tax year ($100,000 per year for 3 years). The Business’ tax liability for that tax year is $50,000 therefore; the Business will carry forward $250,000 of unused credits.

ITC Earned - Total	$500,000

ITC Available to be Taken based on the Amortization Schedule	$300,000	(FY 2006 – FY 2008)
Less ITC Claimed on Current Year’s Tax Return	$ 50,000

ITC to be Carried Forward into Future Tax Year	$250,000

The following year the Business may claim up to $350,000 in ITCs on its tax return; $250,000 being carried forward from last year plus another $100,000 based on the amortization schedule. The Business’ tax liability for the current tax year is $60,000.

ITC Earned - Total	$500,000
Less ITC Claimed to Date	$ 50,000

ITC Remaining - Total	$450,000

ITC Available to be Taken based on the Amortization Schedule	$100,000	(FY 2009)
Plus ITC Carried Forward from Previous Year	$250,000
Less ITC Claimed on Current Year’s Tax Return	$ 60,000

ITC to be Carried Forward into Future Tax Year	$290,000

The following year the Business may claim up to $390,000 in ITCs on its tax return; $290,000 being carried forward from last year plus another $100,000 based on the amortization schedule. The Business’ tax liability for the current tax year is $50,000.

ITC Earned - Total	$500,000
Less ITC Claimed to Date	$110,000

ITC Remaining - Total	$390,000

ITC Available to be Taken based on the Amortization Schedule	$100,000 (FY 2010)
Plus ITC Carried Forward from Previous Year	$290,000
Less ITC Claimed on Current Year’s Tax Return	$ 50,000
ITC to be Carried Forward into Future Tax Year	$340,000

September 14, 2005

After FY 2010, the Business is no longer subject to the amortization schedule and therefore, it would be able to continue to take tax credits based on its tax liability each year. If this example were to continue, the tax credits could continue to be claimed until they are exhausted or until the carry forward period expires in the tax year in which February 15, 2015 falls.

September 14, 2005

DESCRIPTION OF THE PROJECT AND AWARD BUDGET
(EXHIBIT C)

Name of Business:	Soy Energy, LLC

Contract Number:	P0609M01093

PROJECT DESCRIPTION

Soy Energy, LLC will construct a 30 million gallon per year biodiesel facility in Marcus. The project involves land acquisition, site preparation, building construction, acquisition of machinery and equipment, furniture and fixture purchases, and working capital including inventory. The Business will create 25 full time equivalent positions as a result of this project.

	VAP-IVF	HQJC

Project Completion Date:	September 30, 2009	September 30, 2009

Job Maintenance Period:	September 30, 2011	Once the 25 new-jobs pledge has been achieved, the jobs will need to be maintained for an additional 10 years.

AWARD BUDGET

SOURCE OF FUNDS	Amount		USE OF FUNDS	Cost

IDED Programs			*Land Acquisition	$250,000
VAAPFAP	$400,000	loan/forgivable loan	*Site Preparation	$1,605,000
EZ Program Benefits	[1] See Note		*Building Acquisition	$300,000
			*Building Construction	$29,000,000
Business/investors	$31,475,400	equity
Private sources	$22,283,600	loan	*Mfg Machinery and Equipment	$12,874,000
Property Tax Rebate	$1,950,000	equity	Other Machinery and Equipment	$435,000

			*Computer Hardware	$25,000
			Computer Software	$50,000
			Furniture and Fixtures	$20,000
[1] $5,269,900 (estimated value)			Working Capital	$6,830,000
			Inventory	$3,175,000
			Job Training	$225,000
			Rail Improvements	$1,320,000

SUB TOTAL	$56,109,000		SUBTOTAL	$56,109,000
		* included as capital investment if awarded tax credit program

SUB TOTAL	$0		SUB TOTAL	$0
TOTAL ALL FUNDS	$56,109,000			$56,109,000

EXHIBIT D – JOB OBLIGATIONS

Soy Energy, LLC

This Project has been awarded benefits from the Value-Added Agricultural Products and Processes Financial Assistance Program (VAAPFAP) and Enterprise Zone (EZ) program(s). The charts below outline the contractual job obligations related to this Project.

Data in the “Employment Base” column has been verified by the Department and reflects the employment characteristics of the facility receiving funding before this award was made. Jobs to be retained as a part of this Project must be included in these calculations.

Data in the “Jobs To Be Created” column outlines the new full-time jobs (including their wage characteristics) that must be added to the employment base and, if applicable, statewide employment base as a result of this award.

At the Project Completion Date and through the Project Maintenance Date, the Business must achieve (at a minimum) the numbers found in the “Total Job Obligations” column.

VAAPFAP JOB OBLIGATIONS	Employment Base	Jobs To Be Created	Total Job Obligations
Project Completion Date: 09/30/2009 Project Maintenance Date: 09/30/2011

Total employment at project location	0	25	25
Average Wage of total employment at project location	N/A

Qualifying wage threshold requirement (per hr)	$16.20(130%)
Benefit value (per hr)	$3.47

Number of jobs at or above qualifying wage	N/A	N/A	N/A
Average Wage of jobs at or above qualifying wage	N/A

Number of jobs at or above qualifying wage w/benefits	0	25	25
Average wage of jobs at or above qualifying wage w/benefits	N/A

EZ JOB OBLIGATIONS	Employment Base	Jobs To Be Created	Total Job Obligations
Project Completion Date: 09/30/2009 Project Maintenance Date: 09/30/2019

Total employment at project location	0	25	25
Average Wage of total employment at project location	N/A

Qualifying wage (per hr)	$11.22(90%)
Benefit value (per hr)	N/A

Number of jobs at or above qualifying wage	0	25	25
Average Wage of jobs at or above qualifying wage	N/A

Number of jobs at or above qualifying wage w/benefits	N/A	N/A	N/A
Average wage of jobs at or above qualifying wage w/benefits	N/A

Notes re: Qualifying Wages

1.

If the Benefit Value was added to the base wage to meet program wage threshold eligibility requirements, then any reduction in the Benefit Value during the life of the Contract must be compensated for with salary to ensure that the Qualifying Wage rates are met.

2.	Bonus or commission payments are not included when calculating the Qualifying Wage rate.

Jobs Created or Retained through this Project	Soy Energy LLC Contract #: P0609M01093

Below is a list of the jobs that must be retained and/or created as a result of this Project. A “retained job” is an existing job that would be eliminated or moved to another state if the project did not proceed in Iowa. A “created job” means the number of new FTE Jobs the Business will add over and above the Business’s Employment Base and, if applicable, Statewide Employment Base. “ Qualifying jobs” are those created or retained jobs that qualify for program funding. “Non-qualifying jobs” are those jobs created or retained by the project that do not qualify for funding, but would not be created or retained if the Project did not proceed.

PROJECT JOBS					VAAPFAP/IVF $16.20		Enterprise Zone $11.22

Job Title	# of Jobs	Type of Job: Created (C) or Retained (R)	Starting or Current Hourly Wage	Avg. Benefit Value	Qualifying	Non-Qualifying	Qualifying	Non-Qualifying

General Manager	1	C	$56.69	$3.47	1		1
Plant Manager	1	C	$36.06	$3.47	1		1
Managers	3	C	$31.25	$3.47	3		3
Administrative & Tech	4	C	$17.79	$3.47	4		4
Production Leaders	2	C	$20.67	$3.47	2		2
Perators and Maint workers	14	C	$17.79	$3.47	14		14
Total Jobs Created:	25
Total Jobs Retained:	0
Totals:	25				25	0	25	0

Business Employment Base:	Statewide Employment Base:

Job Performance Obligations

VAP-IVF: As a result of this project, Soy Energy LLC will create 25 new full-time equivalent (FTE) jobs at the Marcus location. 25 of the created project jobs will have starting wages including benefits that meet or exceed $16.20 (130%) per hour. The Average wage, not including benefits, of the 25 qualifying project jobs will be at least $21.96 per hour.

HQJC: By the Project Completion Date, the project shall have created 25 new jobs, all of which shall have an average wage equal to or greater than $21.96 per hour.

Oct-06